                                 OFFER BY
                       BUILDING ONE SERVICES CORPORATION

                  TO PURCHASE FOR CASH 25,500,000 SHARES

                            AT $22.50 PER SHARE

To Our Clients:

  Pursuant to your request, enclosed for your consideration are the Supplement to the Offer to Purchase, dated April 6, 1999 (the "Supplement to the Offer to Purchase"), of Building One Services Corporation (the "Company") and the related Letter of Transmittal, pursuant to which the Company is offering to purchase 25,500,000 shares of its issued and outstanding common stock ("Shares"), for cash of $22.50 per Share, subject to the terms and conditions set forth in the Supplement to the Offer to Purchase and the related Letter of Transmittal (which together constitute the "Offer").

  THE OFFER EXPIRES AT 11:59 P.M., NEW YORK CITY TIME, ON APRIL 22, 1999, UNLESS EXTENDED (THE "EXPIRATION DATE").

  The Supplement to the Offer to Purchase and the Letter of Transmittal are being forwarded to you as the beneficial owner of Shares held by us for your account but not registered in your name. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender Shares we hold for your account. A tender of such Shares can be made only by us as the holder of record and only pursuant to your instructions.

  Your attention is called to the following:

    (1) The purchase price is $22.50 per Share, subject to the terms and conditions set forth in the Supplement to the Offer to Purchase and the related Letter of Transmittal.

    (2) The Offer is for 25,500,000 of the issued and outstanding Shares of the Company (including Shares underlying stock options with exercise prices below $22.50 per share), and is conditioned on a minimum of 21,000,000 outstanding Shares being tendered, the receipt of financing and certain conditions set forth in the Supplement to the Offer to Purchase. Under the conditions described in the Supplement to the Offer to Purchase, the Company may terminate or amend the Offer or may postpone the acceptance for payment of, payment for or purchase of any Shares.

    (3) Assuming that more than 25,500,000 Shares are duly tendered prior to the expiration of the Offer (as extended), the Company will purchase Shares from tendering stockholders in accordance with the terms and conditions specified in the Supplement to the Offer to Purchase pro rata in accordance with the number of Shares tendered by each stockholder during the period the Offer remains open, unless the Company determines not to purchase any Shares.

    (4) Tendering stockholders will not be obligated to pay brokerage commissions or, subject to Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Company pursuant to the Offer; however, a broker, dealer or other person may charge a fee for processing the transactions on behalf of stockholders. Stockholders are not required to pay a service charge to the Company or the Depositary in connection with their tender of Shares.

    (5) If you owned as of March 23, 1999 and currently own beneficially an aggregate of fewer than 100 Shares and you instruct us to tender all of such Shares prior to the expiration of the Offer and check the box captioned "Odd Lots" in the instruction form, all of such Shares will be accepted for purchase before proration, if any, of the purchase of other Shares validly tendered.

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    If you wish to have us tender your Shares, please so instruct us by completing, executing and returning to us the instruction form on the following page.

  YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION OF THE OFFER. THE EXPIRATION DATE IS 11:59 P.M., NEW YORK CITY TIME, ON APRIL 22, 1999, UNLESS EXTENDED.

  The Offer is not being made to (nor will tenders be accepted from or on behalf of) owners of Shares in any jurisdiction in which the Offer or its acceptance would violate the laws of such jurisdiction. However, the Company may, at its discretion, take such action as it may deem necessary for the Company to make the Offer in any jurisdiction and extend the Offer to holders in such jurisdiction.



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

                      INSTRUCTIONS REGARDING THE OFFER BY
                       BUILDING ONE SERVICES CORPORATION

                  TO PURCHASE FOR CASH 25,500,000 SHARES

                            AT $22.50 PER SHARE

  THIS FORM IS NOT TO BE USED TO TENDER SHARES DIRECTLY TO THE DEPOSITARY. IT SHOULD BE SENT TO YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE ONLY IF SUCH FIRM IS THE HOLDER OF RECORD OF YOUR SHARES AND WILL BE EFFECTING THE TENDER ON YOUR BEHALF. THE DEPOSITARY MUST RECEIVE YOUR SHARES ON OR PRIOR TO APRIL 22, 1999.

  DO NOT COMPLETE THIS FORM IF YOU HAVE DECIDED NOT TO TENDER YOUR SHARES.

  The undersigned acknowledge(s) receipt of your letter and the enclosed Supplement to the Offer to Purchase, dated April 6, 1999, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by Building One Services Corporation (the "Company") to purchase 25,500,000 shares of its issued and outstanding common stock, par value $0.001 per share ("Shares"), at $22.50 per Share expiring on April 22, 1999 (or, if the Offer is extended, on the new Expiration Date), on the terms and subject to the conditions of the Offer.

  The undersigned hereby instructs you to tender to the Company the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions of the Offer.

  The undersigned hereby represents and warrants that: (i) the undersigned has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended; and
(ii) the tender of such Shares complies with Rule 14e-4.


                               CONDITIONAL TENDER

 By completing this box, the undersigned conditions the tender authorized hereby on the following minimum number of Shares being purchased if any are purchased:

                                     Shares
 Unless this box is completed, the tender authorized hereby will be made conditionally.



                                    ODD LOTS

 [_]By checking this box, the undersigned represents that the undersigned owned as of the close of business on March 23, 1999 and owns as of the date hereof beneficially an aggregate of fewer than 100 Shares and is tendering all of such Shares.



 Number of Shares to be Tendered:*

  Shares


--------
* Unless otherwise indicated, it will be assumed that all of the Shares held by us for your account are to be tendered.


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 Account Number:                        ______________________________________

 Tax Identification of Social Security  ______________________________________
 Number:

 Name(s) of Beneficial Owner(s):        ______________________________________
                                                    (Please Print)


                                        ______________________________________
                                                    (Please Print)


                                        ______________________________________
                                                    (Please Print)

 Address:                               ______________________________________

 Area Code and Telephone Number         ______________________________________

                                        ______________________________________
                                           (Signature of beneficial owner)


                                        ______________________________________
                                         (Signature of additional beneficial
                                                    owner, if any)
 Date: , 1999


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